CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in this registration statement on Form S-8 of Bell & Howell Company of our report dated February 16, 1999, relating to the consolidated balance sheets of Bell & Howell Company and subsidiarieis as of the end of fiscal years 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the fiscal years 1998, 1997 and 1996, which report appears in the fiscal 1998 annual report on Form 10-K of Bell & Howell Company.



                                        /s/ KPMG LLP

Chicago, Illnois
December 15, 1999